Exhibit 10.24

James Stafford, Inc.
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
www.JamesStafford.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation of our report dated 3 September 2013, with respect to the consolidated balance sheets of Dynamic Gold Corp. as at 30 June 2013 and 2012 and the related consolidated statements of operations and deficit, cash flows and changes in stockholders’ deficiency for each of the years in the three year period ended 30 June 2013 on Form 10-K dated 17 September 2013.

Chartered Accountants

Vancouver, Canada
17 September 2013